UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021

Osmotica Pharmaceuticals plc

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-38709 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ (Address of Principal Executive Offices)	08807 (Zip Code)

Registrant’s Telephone Number, Including Area Code (908) 809-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2021 (the “Effective Date”), the Company, Osmotica Pharmaceutical Corp. (the “Issuer”) and Osmotica Holdings US LLC (“Intermediate Holdings”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with, among others, Athyrium Opportunities IV Acquisition LP, as administrative agent, and Athyrium Opportunities IV Acquisition 2 LP (including its successors and assigns), as purchaser (the “Purchaser”). Subject to the satisfaction of certain conditions, the Note Purchase Agreement provides for the issuance of senior secured notes (the “Notes”) to Purchaser in an aggregate principal amount of up to $100 million in three separate tranches. Upon the satisfaction of certain funding conditions, the first tranche of Notes shall be issued in an aggregate principle amount equal to $55,000,000. At any time after the issuance of the first tranche Notes but prior to the first anniversary thereof, upon the satisfaction of certain conditions, including a minimum net product sales target for Upneeq over a specified period of time, the Company may request the issuance of second tranche Notes in an aggregate principal amount of up to $20,000,000. At any time after the issuance of the first tranche Notes but prior to the second anniversary thereof, the Company may request the issuance of third tranche Notes in an aggregate principal amount of up to $25,000,000, which shall be funded in the sole discretion of the Purchaser.

The net proceeds from the sale of the Notes are expected to be used to repay in full the Issuer’s remaining term loans, pay related fees and expenses in connection with the transactions contemplated by the Note Purchase Agreement and for general corporate purposes.

The Notes will be guaranteed on a senior secured basis by the Company and certain of its subsidiaries. The Notes and guarantees will be secured by substantially all of the assets of the Company and its U.S. subsidiaries, including a security interest in, substantially all of the tangible and intangible assets of the Issuer and each guarantor, including intellectual property rights and personal property consisting of inventory, related accounts, cash and deposit accounts, but excluding Excluded Property (as defined in the Note Purchase Agreement), which includes, but is not limited to, any fee owned real property of any credit party with a fair market value of less than $3 million, any leasehold interest of such credit party in real property and the proceeds of any issuance of qualified capital stock by the Company.

The Notes will bear interest at a rate of 9.0% plus adjusted three-month LIBOR, with a LIBOR floor of 1.50% and LIBOR cap of 3.00%, payable in cash quarterly arrears, and will mature five (5) years following the date of issuance of the first tranche of Notes.

The Notes may be voluntarily prepaid upon the satisfaction of certain conditions and with each such prepayment being accompanied by, as applicable, (1) a make-whole premium, (2) an exit fee of 2% of the principal amount of the Notes prepaid, (3) certain other fees, indemnities and expenses and (4) all accrued interest on the principal amount of the Notes being so prepaid. The exit fee described in (2) above is payable on the principal amount of all Notes prepaid or repaid, including upon the repayment of the Notes upon maturity.

Subject to certain exceptions and qualifications, the Note Purchase Agreement contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries, including the guarantors, to:

•	incur additional indebtedness or issue certain disqualified capital stock;

•	create liens;

•	transfer or sell assets;

•	make certain investments, loans, advances and acquisitions;

•	engage in consolidations, amalgamations or mergers, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•	enter into certain transactions with affiliates.

The Note Purchase Agreement also provides for events of default which, if any of them occurs and is continuing, would require or permit (x) the principal of, premium, if any, exit fee and accrued interest on the Notes to become or to be declared due and payable and (y) the termination of the commitments (if any) of each purchaser to purchase Notes.

As a condition to the issuance of the first tranche of the Notes pursuant to the Note Purchase Agreement, the Company shall have received at least $25,000,000 in cash proceeds from an issuance of its Qualified Capital Stock (as defined in the Note Purchase Agreement).

As a condition to the effectiveness of the Note Purchase Agreement, on October 1, 2021, the Company entered into a share subscription agreement with the Purchaser (the “Share Subscription Agreement”) for the issuance and sale of 4,448,646 of the Company’s ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), to the Purchaser for a price of $0.01 per share or an aggregate price of $44,486.46 (the “Private Placement”). The Share Subscription Agreement also provides the Purchaser with certain registration rights.

The foregoing descriptions of the Notes and of the Share Subscription Agreement are qualified in their entirety by reference to the Note Purchase Agreement and to the Share Subscription Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Private Placement referenced above is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2). The Private Placement was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Purchaser in connection with the Private Placement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document
10.1	Note Purchase Agreement dated October 1, 2021, between Osmotica Pharmaceutical Corp., Osmotica Pharmaceuticals plc, Osmotica Holdings US LLC, Athyrium Opportunities IV Acquisition LP and the Purchasers from time to time party thereto
10.2	Share Subscription Agreement dated October 1, 2021, between Osmotica Pharmaceuticals plc and Athyrium Opportunities IV Acquisition LP
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMOTICA PHARMACEUTICALS PLC

Date: October 6, 2021	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer